                                                                  EXHIBIT 4(4.2)

                                                                  EXHIBIT 4(4.2)

                                SECOND AMENDMENT

         THIS SECOND AMENDMENT (this "Second Amendment") dated as of February 23, 1998 is to the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of July 25, 1997 among LAYNE CHRISTENSEN COMPANY (the "Company"), LAYNE CHRISTENSEN AUSTRALIA PTY LIMITED ("Layne Australia"), various financial institutions and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined therein.

         WHEREAS, the parties hereto have entered into the Credit Agreement which provides for (i) the Banks to make U.S. Loans to the Company from time to time, (ii) the Australian Banks to make Australian Loans to Layne Australia from time to time, and (iii) the Issuer to issue Letters of Credit for the account of the Company (or jointly for the account of the Company and any Subsidiary) from time to time and for the Banks to purchase participations therein; and

         WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as more fully set forth below;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

         SECTION 1. AMENDMENTS. Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Credit Agreement shall be amended as set forth in Section 1.1 and 1.2 below.

         Section 1.1 SUBSECTION 10.11(h). Subsection 10.11(h) shall be amended by deleting the amount "$5,000,000" therein and substituting "$10,000,000" therefor.

         Section 1.2 SUBSECTION 10.11(j). Subsection 10.11(j) shall be amended by deleting the amount "$10,000,000" therein and substituting "$15,000,000" therefor.

         SECTION 2. EFFECTIVENESS. The amendments set forth in SECTION 1 above shall become effective, as of the day and year first above written, on such date (the "Second Amendment Effective Date") that the Agent shall have received counterparts of this Second Amendment executed by the Company and the Required Banks.

         SECTION 3.  MISCELLANEOUS.

         SECTION 3.1 CONTINUING EFFECTIVENESS. ETC. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

         SECTION 3.2 COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Second Amendment.

         SECTION 3.3 GOVERNING LAW. This Second Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

         SECTION 3.4 SUCCESSORS AND ASSIGNS. This Second Amendment shall be binding upon the Company, Layne Australia, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, Layne Australia, the Banks and the Agent and the successors and assigns of the Banks and the Agent.

         Delivered at Chicago, Illinois, as of the day and year first above written.


                                     LAYNE CHRISTENSEN COMPANY


                                     By: /s/ Jerry W. Fanska
                                        ----------------------------------------
                                     Title: Vice President-Finance
                                            ------------------------------------


                                     BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION,
                                       as Agent


                                     By: /s/ R. G. Stapleton
                                         ---------------------------------------
                                               Managing Director


                                     BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, as a Bank


                                     By: /s/ R. G. Stapleton
                                         ---------------------------------------
                                              Managing Director



                                     MERCANTILE BANK, as Co-Agent and
                                     as a Bank


                                     By: /s/ Brian Hoban
                                         ---------------------------------------
                                     Title:  Corporate Banking Officer
                                            ------------------------------------

                                     MICHIGAN NATIONAL BANK, as Co-Agent
                                     and as a Bank


                                     By: /s/ Christopher J. Mayone
                                         ---------------------------------------
                                     Title: Commercial Relationship Manager
                                           -------------------------------------


                                     THE BANK OF NOVA SCOTIA


                                      By: /s/ F.C.H. Ashby
                                          --------------------------------------
                                      Title:  Senior Manager Loan Operations
                                            ------------------------------------


                                      SOCIETE GENERALE - CHICAGO BRANCH


                                      By: /s/ Robert W. Bolt
                                          --------------------------------------
                                      Title: Vice President
                                             -----------------------------------


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